UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21,  2008

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Code Number)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Gary Douglass, Executive Vice President, Finance, Chief Financial Officer and Treasurer of CPI Corp (the "Company"), resigned his employment with the Company as of the close of business on April 18, 2008.

(c)	On April 19, 2008, the Board of Directors of the Company appointed Dale E. Heins, age 44, to the positions of Senior Vice President, Finance, Chief Financial Officer and Treasurer of CPI Corp. Mr. Heins served as Vice President, Corporate Controller, Principal Accounting Officer and Assistant Treasurer since July 2005. Prior to that he served as the Company’s Tax Director from 1993 to 2005 and in other capacities with the company from 1987 through 1993. Mr. Heins is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

On April 19, 2008, the Board of Directors of the Company appointed Rose M. O’Brien, age 47, to the positions of Vice President, Finance, Controller, Principal Accounting Officer and Assistant Treasurer of CPI Corp.  Ms. O’Brien served as Assistant Controller since joining the Company in July 2005.  From September 2004 until she joined the Company, Ms. O’Brien served as Finance Director for Insituform Technologies, a publicly traded construction company.  She also served as Controller for Growing Family, Inc., a privately owned manufacturing and photo company from 2000 to 2004 and held finance positions with other public and private companies.  Ms. O’Brien is a Certified Public Accountant who began her career in the audit department with Price Waterhouse.  Ms. O’Brien is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The following summary of the Employment Agreement with Mr. Heins is qualified by reference in its entirety to the Employment Agreement, incorporated hereto by reference as Exhibit 10.62.  There is no employment agreement with Ms. O’Brien.

On April 23, 2008, the Company entered into an agreement with Mr. Heins. The term of Mr. Heins’ employment is indefinite.

Mr. Heins participates in the Company’s Performance Incentive Plan (the "Plan"), which governs annual performance-based awards for designated executives and key employees. It is anticipated that payments made to Mr. Heins under the Plan will be made substantially in the form of restricted stock.

Mr. Heins is entitled to participate in other active benefits and plans available to executives, including participation in the Company’s 401(k) plan, health care and disability coverage, life insurance and paid vacation. Mr. Heins is subject to customary confidentiality, non-compete and insider obligations, which include an agreement not to be employed by or act as a consultant for any direct competitor of the Company.  In the event the Company terminates Mr. Heins’ employment without cause, he is entitled to receive a lump sump payment equal to one year of his base salary.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits: Exhibit 10.62 Employment Agreement by and between CPI Corp. and Dale Heins, dated April 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/Dale E. Heins
Dale E. Heins
Senior Vice President, Finance, Chief Financial Officer and Treasurer

Date: April 24, 2008